UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 18, 2010

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated October 18, 2010, regarding its financial results for the periods ended September 30, 2010, including consolidated financial statements for the periods ended September 30, 2010, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 18, 2010, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 18, 2010

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2010 THIRD-QUARTER RESULTS

•      Diluted earnings per share of $2.82, up 18 percent;

•      31 consecutive quarters of EPS growth, 13 of last 15 at double digits;

•      Full-year 2010 EPS expectations raised to at least $11.40;

•      Net income of $3.6 billion, up 12 percent;

•      Net margin of 14.8 percent, up 1.1 points;

•      Revenue of $24.3 billion, up 3 percent as reported, 4 percent adjusting for currency;

•      Growth markets revenue up 16 percent, 13 percent adjusting for currency;

•      BRIC countries revenue up 29 percent, 26 percent adjusting for currency;

•      Business analytics revenue up 14 percent;

•      Systems and Technology revenue up 10 percent, 11 percent adjusting for currency;

•      System z mainframe revenue up 15 percent; MIPS up 54 percent;

•      Software revenue excluding divested PLM operations, up 4 percent, 6 percent adjusting for currency; up 1 percent including divested PLM operations;

•      Services revenue up 2 percent, as reported and adjusting for currency;

•      Services backlog of $134 billion, up $5 billion quarter to quarter, down $2 billion adjusting for currency, and flat year over year.

ARMONK, N.Y., October 18, 2010 . . . IBM (NYSE: IBM) today announced third-quarter 2010 diluted earnings of $2.82 per share, compared with diluted earnings of $2.40 per share in the third quarter of 2009, an increase of 18 percent.

Third-quarter net income was $3.6 billion compared with $3.2 billion in the third quarter of 2009, an increase of 12 percent.  Total revenues for the third quarter of 2010 of $24.3 billion increased 3 percent (4 percent, adjusting for currency) from the third quarter of 2009.

“In the third quarter we grew revenue in our hardware, software and services businesses, expanded margins and again increased earnings per share at double digits,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “We achieved excellent performance in our growth markets unit, reflecting sustained investments through the downturn and the continued strength of the infrastructure build-out in these countries.

“Looking ahead, we are uniquely positioned in the enterprise, investing in high value segments like business analytics, advanced systems and smarter planet solutions.  As a result, we are confident we can deliver strong business performance to grow profit, return value to our shareholders and to achieve full-year 2010 diluted earnings per share of at least $11.40.”

From a geographic perspective, the Americas’ third-quarter revenues were $10.2 billion, an increase of 3 percent (2 percent, adjusting for currency) from the 2009 period.  Revenues from Europe/Middle East/Africa were $7.4 billion, down 6 percent (up 1 percent, adjusting for currency).  Asia-Pacific revenues increased 14 percent (7 percent, adjusting for currency) to $5.9 billion.  OEM revenues were $806 million, up 27 percent compared with the 2009 third quarter.

Growth Markets

Revenues from the company’s growth markets organization increased 16 percent (13 percent, adjusting for currency) and represented 21 percent of IBM’s total geographic revenue in the quarter.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 29 percent (26 percent, adjusting for currency), and 28 other growth market countries also had double-digit revenue growth, adjusting for currency.  Growth markets revenues for both servers and storage increased by more than 20 percent in the quarter.  IBM now has 103 sales offices in the growth markets countries after opening 40 offices in 2010.

Services

Total Global Services revenues increased 2 percent (2 percent, adjusting for currency).  Global Technology Services segment revenues increased 1 percent (1 percent, adjusting for currency) to $9.5 billion.  Global Business Services segment revenues were up 5 percent (5 percent, adjusting for currency) at $4.6 billion.

Global Services pre-tax income increased to $2.2 billion, up 4 percent year over year.  Pre-tax income from Global Technology Services increased 4 percent and Global Business Services increased 5 percent.  Segment pre-tax margins increased to 15.5 percent and 14.6 percent, respectively.

The estimated services backlog at September 30 was $134 billion, up $5 billion quarter to quarter (down $2 billion adjusting for currency), and flat year over year at actual rates and adjusting for currency.  The backlog includes signed services contracts of $11.0 billion (down 7 percent) in the quarter, of which 10 contracts were greater than $100 million.  Transactional signings were $5.4 billion, an increase of 4 percent (4 percent, adjusting for currency).  Outsourcing signings were $5.7 billion, down 15 percent (14 percent, adjusting for currency).  Including an agreement signed on October 8, the company would have reported outsourcing signings growth of 14 percent, adjusting for currency.  This would have increased total signings reported from $11.0 billion to $12.7 billion.

Software

Revenues from the Software segment were $5.2 billion, an increase of 1 percent (2 percent, adjusting for currency), or 4 percent (6 percent, adjusting for currency) excluding the first-quarter divestiture of the Product Lifecycle Management operations (PLM), compared with the third quarter of 2009.  Software pre-tax income of $1.9 billion increased 2 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere,  Information Management, Tivoli, Lotus and Rational products, were $3.1 billion, an increase of 7 percent (8 percent, adjusting for currency) versus the third quarter of 2009.  Operating systems revenues of $550 million increased 6 percent (7 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 14 percent year over year.  Information Management software revenues increased 5 percent.  Revenues from Tivoli software increased 9 percent.  Revenues from Lotus software and Rational software were flat.

Revenues from the company’s business analytics operations across services and software segments increased 14 percent.

Hardware

Revenues from the Systems and Technology segment totaled $4.3 billion for the quarter, up 10 percent (11 percent, adjusting for currency) from the third quarter of 2009.  Systems and Technology pre-tax income was $327 million, an increase of 46 percent.

Systems revenues increased 8 percent (9 percent, adjusting for currency).  Revenues from System x increased 30 percent.  Revenues from System z mainframe server products increased 15 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 54 percent.  Revenues from Power Systems decreased 13 percent compared with the 2009 period.  Revenues from System Storage increased 7 percent, and revenues from Retail Store Solutions were flat year over year.  Revenues from Microelectronics OEM increased 28 percent.

Financing

Global Financing segment revenues decreased 1 percent (1 percent, adjusting for currency) in the third quarter to $529 million.  Pre-tax income for the segment increased 23 percent to $503 million.

The company’s total gross profit margin was 45.3 percent in the 2010 third quarter compared with 45.1 percent in the 2009 third-quarter period, led by improving margins in Systems and Technology and Software.

Total expense and other income increased 1 percent to $6.3 billion compared with the prior-year period.  SG&A expense of $5.1 billion increased 3 percent year over year compared with prior-year expense.  RD&E expense of $1.5 billion increased 1 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $278 million compared with

$294 million a year ago.  Other (income) and expense was income of $106 million compared with prior-year expense of $5 million.  Interest expense increased to $95 million compared with $84 million in the prior year.

Pre-tax income increased 7 percent to $4.7 billion.  Pre-tax margin was 19.3 percent, up 0.7 points.

IBM’s tax rate reflects an updated view of the full-year rate to 25 percent.

Net income margin increased 1.1 points to 14.8 percent.

The weighted-average number of diluted common shares outstanding in the third-quarter 2010 was 1.27 billion compared with 1.34 billion shares in the same period of 2009.  As of September 30, 2010, there were 1.24 billion basic common shares outstanding.

Debt, including Global Financing, totaled $27.5 billion, compared with $26.1 billion at year-end 2009.  From a management segment view, Global Financing debt totaled $22.0 billion versus $22.4 billion at year-end 2009, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $5.5 billion, an increase of $1.7 billion since year-end 2009, resulting in a debt-to-capitalization ratio of 22.1 percent from 16.0 percent.

IBM ended the third-quarter 2010 with $11.1 billion of cash on hand and generated free cash flow of $3.2 billion, down approximately $200 million year over year.  Free cash flow for the nine months of the year was $7.6 billion, down approximately $300 million.  The company returned $4.5 billion to shareholders through $0.8 billion in dividends and $3.7 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support its full-year objectives.

Year-To-Date 2010 Results

Net income for the nine months ended September 30, 2010 was $9.6 billion compared with $8.6 billion in the year-ago period, an increase of 11 percent.  Diluted earnings per share were $7.38 compared with $6.42 per diluted share for the 2009 period, an increase of 15 percent.  Revenues for the nine-month period totaled $70.9 billion, an increase of 3 percent (2 percent, adjusting for currency) compared with $68.5 billion for the nine months of 2009.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•      presenting non-global financing debt-to-capitalization ratio;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency);

•      excluding divested PLM operations.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q10.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in millions except per share amounts)	2010	2009	Percent Change	2010	2009	Percent Change
REVENUE

Global Technology Services	$9,496	$9,434	0.7%	$28,036	$27,296	2.7%
Gross margin	35.3%	35.5%		34.7%	34.7%

Global Business Services	4,572	4,338	5.4%	13,465	13,074	3.0%
Gross margin	28.9%	28.7%		28.2%	27.5%

Software	5,151	5,114	0.7%	15,447	14,820	4.2%
Gross margin	86.7%	85.7%		86.1%	85.3%

Systems and Technology	4,325	3,917	10.4%	11,696	11,000	6.3%
Gross margin	36.8%	35.6%		35.6%	35.7%

Global Financing	529	536	-1.3%	1,610	1,682	-4.3%
Gross margin	53.3%	44.4%		51.1%	45.8%

Other	199	227	-12.2%	599	656	-8.7%
Gross margin	-4.7%	8.5%		-7.5%	35.7%

TOTAL REVENUE	24,271	23,566	3.0%	70,852	68,528	3.4%

GROSS PROFIT	11,001	10,627	3.5%	31,787	30,640	3.7%
Gross margin	45.3%	45.1%		44.9%	44.7%

EXPENSE AND OTHER INCOME

S,G&A	5,149	5,013	2.7%	15,886	15,392	3.2%
% of revenue	21.2%	21.3%		22.4%	22.5%

R,D&E	1,464	1,446	1.2%	4,448	4,360	2.0%
% of revenue	6.0%	6.1%		6.3%	6.4%

Intellectual property and custom development income	(278)	(294)	-5.5%	(836)	(864)	-3.2%
Other (income) and expense	(106)	5	nm	(746)	(326)	128.5%
Interest expense	95	84	12.1%	267	321	-17.1%

TOTAL EXPENSE AND OTHER INCOME	6,324	6,255	1.1%	19,019	18,882	0.7%
% of revenue	26.1%	26.5%		26.8%	27.6%

INCOME BEFORE INCOME TAXES	4,677	4,373	7.0%	12,767	11,757	8.6%
Pre-tax margin	19.3%	18.6%		18.0%	17.2%

Provision for income taxes	1,088	1,159	-6.1%	3,192	3,145	1.5%
Effective tax rate	23.3%	26.5%		25.0%	26.8%

NET INCOME	$3,589	$3,214	11.7%	$9,576	$8,612	11.2%
Net margin	14.8%	13.6%		13.5%	12.6%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.82	$2.40	17.5%	$7.38	$6.42	15.0%
BASIC	$2.86	$2.44	17.2%	$7.49	$6.47	15.8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,272.8	1,338.2		1,297.0	1,341.6
BASIC	1,255.2	1,319.9		1,278.3	1,330.1

nm - not meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At September 30,	At December 31,
(Dollars in Millions)	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$9,859	$12,183
Marketable securities	1,227	1,791
Notes and accounts receivable - trade
(net of allowances of $318 in 2010 and $217 in 2009)	9,717	10,736
Short-term financing receivables
(net of allowances of $373 in 2010 and $438 in 2009)	13,592	14,914
Other accounts receivable
(net of allowances of $10 in 2010 and $15 in 2009)	1,187	1,143
Inventories, at lower of average cost or market:
Finished goods	516	533
Work in process and raw materials	2,113	1,960
Total inventories	2,629	2,494
Deferred taxes	1,596	1,730
Prepaid expenses and other current assets	4,661	3,946
Total Current Assets	44,469	48,935

Plant, rental machines, and other property	39,936	39,596
Less: Accumulated depreciation	25,927	25,431
Plant, rental machines, and other property - net	14,009	14,165
Long-term financing receivables
(net of allowances of $63 in 2010 and $97 in 2009)	9,448	10,644
Prepaid pension assets	4,379	3,001
Deferred taxes	2,953	4,195
Goodwill	22,703	20,190
Intangible assets - net	3,047	2,513
Investments and sundry assets	6,166	5,379
Total Assets	$107,174	$109,022

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$2,908	$3,826
Short-term debt	5,556	4,168
Accounts payable	7,084	7,436
Compensation and benefits	4,651	4,505
Deferred income	10,499	10,845
Other accrued expenses and liabilities	4,745	5,223
Total Current Liabilities	35,443	36,002

Long-term debt	21,899	21,932
Retirement and nonpension postretirement benefit obligations	15,145	15,953
Deferred income	3,487	3,562
Other liabilities	8,842	8,819
Total Liabilities	84,815	86,267

Contingencies and Commitments

Equity:
IBM Stockholders’ Equity:

Common stock	44,328	41,810
Retained earnings	88,095	80,900
Treasury stock — at cost	(92,707)	(81,243)
Accumulated other comprehensive income/(loss)	(17,479)	(18,830)

Total IBM stockholders’ equity	22,238	22,637

Noncontrolling interests	121	118
Total Equity	22,359	22,755
Total Liabilities and Equity	$107,174	$109,022

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Millions)	2010	2009	2010	2009
Net Cash from Operations	$4,551	$5,197	$12,754	$14,325

Less: Global Financing (GF) Accounts Receivable	374	817	2,257	3,831

Net Cash from Operations
(Excluding GF Accounts Receivable)	4,177	4,380	10,497	10,494

Net Capital Expenditures	(1,007)	(973)	(2,881)	(2,597)

Free Cash Flow
(Excluding GF Accounts Receivable)	3,169	3,407	7,616	7,897

Acquisitions	(1,984)	(25)	(2,993)	(125)
Divestitures	0	50	0	406
Dividends	(818)	(726)	(2,369)	(2,133)
Share Repurchase	(3,653)	(930)	(11,774)	(4,365)
Non-GF Debt	273	(4,003)	1,534	(6,184)
Other (including GF Accounts Receivable, GF Debt)	1,858	1,212	5,099	3,110

Change in Cash and Marketable Securities	$(1,154)	$(1,014)	$(2,887)	$(1,395)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD-QUARTER 2010
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$9,496	$362	$9,857	$1,524	15.5%
Y-T-Y Change	0.7%	1.9%	0.7%	3.6%

Global Business Services	4,572	199	4,771	695	14.6%
Y-T-Y Change	5.4%	-6.9%	4.8%	5.3%

Software	5,151	728	5,879	1,885	32.1%
Y-T-Y Change	0.7%	11.0%	1.9%	1.9%

Systems and Technology	4,325	196	4,521	327	7.2%
Y-T-Y Change	10.4%	-24.5%	8.2%	45.6%

Global Financing	529	432	961	503	52.3%
Y-T-Y Change	-1.3%	3.2%	0.7%	23.2%

TOTAL REPORTABLE SEGMENTS	$24,072	$1,917	$25,990	$4,933	19.0%
Y-T-Y Change	3.1%	0.7%	3.0%	6.9%

Eliminations / Other	199	(1,917)	(1,718)	(256)

TOTAL IBM CONSOLIDATED	$24,271	$0	$24,271	$4,677	19.3%
Y-T-Y Change	3.0%		3.0%	7.0%

	THIRD-QUARTER 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$9,434	$355	$9,789	$1,471	15.0%

Global Business Services	4,338	214	4,552	659	14.5%

Software	5,114	656	5,770	1,850	32.1%

Systems and Technology	3,917	260	4,177	225	5.4%

Global Financing	536	419	955	408	42.7%

TOTAL REPORTABLE SEGMENTS	$23,339	$1,904	$25,243	$4,614	18.3%

Eliminations / Other	227	(1,904)	(1,677)	(241)

TOTAL IBM CONSOLIDATED	$23,566	$0	$23,566	$4,373	18.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE-MONTHS 2010
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$28,036	$1,014	$29,050	$3,910	13.5%
Y-T-Y Change	2.7%	-2.5%	2.5%	-1.8%

Global Business Services	13,465	599	14,064	1,823	13.0%
Y-T-Y Change	3.0%	-10.5%	2.3%	1.9%

Software	15,447	2,176	17,623	5,925	33.6%
Y-T-Y Change	4.2%	15.5%	5.5%	17.6%

Systems and Technology	11,696	572	12,267	378	3.1%
Y-T-Y Change	6.3%	-15.8%	5.0%	-35.4%

Global Financing	1,610	1,267	2,877	1,393	48.4%
Y-T-Y Change	-4.3%	0.9%	-2.1%	13.0%

TOTAL REPORTABLE SEGMENTS	$70,253	$5,627	$75,880	$13,429	17.7%
Y-T-Y Change	3.5%	1.8%	3.4%	6.4%

Eliminations / Other	599	(5,627)	(5,028)	(662)

TOTAL IBM CONSOLIDATED	$70,852	$0	$70,852	$12,767	18.0%
Y-T-Y Change	3.4%		3.4%	8.6%

	NINE-MONTHS 2009
	Revenue			Pre-tax	Pre-tax
(Dollars in Millions)	External	Internal	Total	Income	Margin
SEGMENTS

Global Technology Services	$27,296	$1,039	$28,336	$3,980	14.0%

Global Business Services	13,074	670	13,743	1,789	13.0%

Software	14,820	1,883	16,703	5,037	30.2%

Systems and Technology	11,000	679	11,680	586	5.0%

Global Financing	1,682	1,255	2,937	1,233	42.0%

TOTAL REPORTABLE SEGMENTS	$67,872	$5,527	$73,399	$12,625	17.2%

Eliminations / Other	656	(5,527)	(4,871)	(868)

TOTAL IBM CONSOLIDATED	$68,528	$0	$68,528	$11,757	17.2%

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

3Q 2010 Earnings Presentation October 18, 2010

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

3Q 2010 Highlights Increasing EPS expectations to at least $11.40 in 2010 Improving revenue growth, driven by: Growth markets +13% yr/yr @CC Systems & Technology +10% yr/yr Global Business Services +5% yr/yr Business Analytics +14% yr/yr Continuing margin expansion Investing for growth Returning value to shareholders +3%, 4% yr/yr @CC $24.3B Revenue +18% yr/yr $2.82 EPS

Financial Summary 0.7 pts 19.3% PTI Margin 18% $2.82 EPS 5% 1,272.8 Shares (Diluted) (M) 12% $3.6 Net Income 3.2 pts 23.3% Tax Rate 7% $4.7 Pre-Tax Income (1%) $6.3 Expense 0.2 pts 45.3% GP Margin 4% @CC 3% $24.3 Revenue B/(W) Yr/Yr 3Q10 $ in Billions, except EPS Improving revenue growth and continuing margin expansion

Revenue by Geography +9 pts +4 pts +1 pts +2 pts +1 pts +4 pts +2 pts +1 pts 1% (1%) Major Markets 13% 16% Growth Markets 26% 29% BRIC Countries 1% (6%) 7.4 Europe/ME/A 27% 27% 0.8 OEM 4% 3% $24.3 IBM 3Q10 7% 14% 5.9 Asia Pacific 2% 3% $10.2 Americas Rptd @CC $ in Billions APac +14% @CC OEM +27% U.S. +1% EMEA Canada/ LA Japan Flat @CC Improving yr/yr growth rate in all geographies @CC B/(W) Yr/Yr 3Q10 Yr/Yr vs. 2Q10 Yr/Yr @CC

Growth Markets Double-digit growth @CC in over 30 countries Opened 40 branch offices year-to-date for a total of 103 Growth led by expansion into new territories Systems & Technology grew 25% yr/yr @CC Gained share in Systems & Technology and overall Focus industries grew 21% yr/yr @CC Growth Markets +13% yr/yr @CC; BRICs +26% yr/yr @CC Market Expansion Industry Leadership IT Infrastructure Development

Revenue by Segment @CC +2 pts +4 pts +7 pts Flat +3 pts +1 pts 6%* 4%* 5.2 Software 3Q10 4% 3% $24.3 Total IBM (1%) (1%) 0.5 Global Financing 11% 10% 4.3 Systems & Technology 5% 5% 4.6 Global Business Services 1% 1% $9.5 Global Technology Services Rptd $ in Billions Broad-based improvement in revenue growth rate * Software revenue growth excludes PLM; growth including divested PLM is 1% as reported and 2% @CC Global Technology Services Global Business Services Systems & Technology Software Global Financing B/(W) Yr/Yr 3Q10 Yr/Yr vs. 2Q10 Yr/Yr @CC

Expense Summary 1 pts 1 pts 0 pts Ops (3 pts) 1 pts (1%) $6.3 Total Expense & Other Income (12%) 0.1 Interest Expense nm (0.1) Other (Income)/Expense (5%) (0.3) IP and Development Income (2 pts) 0 pts (1%) 1.5 RD&E (3 pts) 1 pts (3%) $5.1 SG&A Acq.* Currency B/(W) Yr/Yr 3Q10 * Includes acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Increasing investment in key areas while improving overall operational expense

1.9 pts 7.2% 1.2 pts 36.8% Systems & Technology Flat 32.1% 1.1 pts 86.7% Software 0.7 pts 9.6 pts 0.1 pts 0.4 pts B/(W) Yr/Yr Pts 19.3% 52.3% 14.6% 15.5% 3Q10 3Q10 0.2 pts 45.3% Total IBM 8.9 pts 53.3% Global Financing 0.2 pts 28.9% Global Business Services (0.2 pts) 35.3% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Broad-based margin expansion

0.4 pts 15.5% PTI Margin @CC Rptd 3Q10 (0.2 pts) 35.3% Gross Margin (External) 1% 1% $9.5 Revenue (External) B/(W) Yr/Yr Services Segments GTS Outsourcing 39% Global Business Services 33% Integrated Technology Services 15% Maint. 13% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Positive trends in revenue growth; continued PTI margin expansion 3Q10 Revenues (% of Total Services) (Growth @CC) 2% Yr/Yr 5% Yr/Yr 3% Yr/Yr (1%) Yr/Yr Flat Flat $134 Backlog @CC Rptd 3Q10 (6%) (7%) $11.0 Total Signings 4% 4% 5.4 Transactional - ITS, Consulting, AMS SI (14%) (15%) $5.7 Outsourcing - GTS O/S, Appl. O/S (AMS) B/(W) Yr/Yr Global Services Signings $ in Billions 0.1 pts 14.6% PTI Margin @CC Rptd 3Q10 0.2 pts 28.9% Gross Margin (External) 5% 5% $4.6 Revenue (External) B/(W) Yr/Yr $ in Billions

Software Segment 2% 1% Growth incl. PLM @CC Rptd 3Q10 Flat 32.1% PTI Margin 1.1 pts 86.7% Gross Margin (External) 6% 4% $5.2 Revenue (External) - Growth excl. PLM B/(W) Yr/Yr @CC Rptd 6% 5% 8% 1% 1% 11% 7% 16% 4% Total Software excl. PLM 3% Total Middleware 7% Key Branded Middleware Flat Rational Flat Lotus Yr/Yr 3Q10 Revenue 9% Tivoli 5% Information Management 14% WebSphere Family 3Q10 Revenue (% of Total Software) Key Branded Middleware 61% Operating Systems 11% Other Middleware 21% Other 7% $ in Billions Continued share gains in Branded Middleware

Systems & Technology Segment @CC Rptd 3Q10 1.9 pts 7.2% PTI Margin 1.2 pts 36.8% Gross Margin (External) 11% 10% $4.3 Revenue (External) B/(W) Yr/Yr $ in Billions 3Q10 Revenue (% of Total Sys & Tech) Servers 64% Storage 18% Micro OEM 15% RSS 15% 14% Disk Yr/Yr 3Q10 Revenue 11% 28% 9% 1% 8% 31% (13%) 17% @CC (13%) Power Systems 8% Total Systems 10% Total Systems & Technology 28% Microelectronics OEM Flat Retail Store Solutions 7% Storage 30% System x Rptd 15% System z Revenue, Margin and PTI growth

Cash Flow Analysis ($1.5) 2.0 7.7 (7.4) (0.2) (0.4) (2.9) (0.3) (0.3) 0.0 (1.6) ($1.6) B/(W) Yr/Yr ($2.9) ($0.1) ($1.2) Change in Cash & Marketable Securities 5.1 1.5 (11.8) (2.4) 0.0 (3.0) 7.6 (2.9) 10.5 2.3 $12.8 YTD 3Q10 0.6 1.9 Other (includes GF A/R & GF Debt) 4.3 0.3 Non-GF Debt (2.7) (3.7) Share Repurchases (0.1) (0.8) Dividends (0.1) 0.0 Divestitures (2.0) (2.0) Acquisitions (0.2) 3.2 Free Cash Flow (excluding GF Receivables) 0.0 (1.0) Net Capital Expenditures B/(W) Yr/Yr 3Q10 (0.2) 4.2 Net Cash from Operations (excluding GF Receivables) (0.4) 0.4 Less: Global Financing Receivables ($0.6) $4.6 Net Cash from Operations $ in Billions

7.1 22% 22.4 84.8 27.5 22.0 5.5 57.4 107.2 30.4 65.7 $11.1 Sept. 10 7.1 16% 22.8 86.3 26.1 22.4 3.7 60.2 109.0 33.3 61.7 $14.0 Dec. 09 18.5 Equity 85.2 Total Liabilities 25.5 Total Debt 22.9 Global Financing Debt 2.5 Non-GF Debt* 7.0 Global Financing Leverage 14% 59.7 103.7 30.7 61.5 $11.5 Sept. 09 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

3Q09 EPS Revenue Growth @ Actual Operating Leverage Share Repurchases 3Q10 EPS EPS Bridge – 3Q09 to 3Q10 $0.07 $2.40 $2.82 $0.21 $0.14

3Q 2010 Summary Note: 2006-2008 EPS reflects the adoption of amendments to ASC 260, “Earnings Per Share” 2006 2007 2008 2009 2010 At Least $11.40 $6.05 $7.15 $8.89 $10.01 Increasing EPS expectations to at least $11.40 in 2010 3Q EPS +18% Yr/Yr Improving revenue growth Continuing margin expansion Investing for growth Returning value to shareholders +18% Yr/Yr 3Q EPS +54% Yr/Yr +15% Yr/Yr +22% Yr/Yr

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Supplemental Information – Operating Earnings Non-GAAP Supplementary Materials Constant Currency, Cash Flow, Debt-to-Capital Ratio, PLM Sale Reconciliation of Revenue Growth Rates - Segments, Geographies Reconciliation of Geography Revenue Growth Reconciliation of Revenue Growth Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison (1 pts) (0.1) 3% $24.3 81 0.63 0.72 10/15 Spot 4% Yr/Yr (1 pts) 8% (6%) (11%) Yr/Yr 92 0.67 0.79 2Q10 0 pts 5% (4%) (7%) Yr/Yr (US$B) $24.4 1-2 pts 7% (1%) (4%) FY10 86 0.65 0.77 3Q10 0-1 pts 9% (2%) (6%) 4Q10 5 pts 3% 8% 6% Yr/Yr 1Q10 Revenue Impact - Pts 91 Yen 0.64 Pound 0.72 Euro @ 10/15 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 3Q 2010 @CC Yr/Yr Global Services 5% 5% Global Business Services 1% 1% Global Technology Services 3% 2% Maintenance Revenue Growth (1%) (2%) Integrated Tech Services 2% 1% GTS Outsourcing $134B Backlog Backlog 3Q10 Global Services Flat Year-to-Year $7B Quarter-to-Quarter Change in Backlog due to Currency

Supplemental Segment Information – 3Q 2010 Share GP% @CC Yr/Yr Systems & Technology 11% 28% 9% 1% 8% 31% (13%) 17% = = = 10% Total Systems & Technology 28% Microelectronics OEM 8% Total Systems Flat Retail Store Solutions 7% Storage 30% System x Revenue Growth (13%) Power Systems 15% System z 2% 1% Total Software incl. PLM Revenue Growth 6% 4% Total Software excl. PLM (23%) (24%) Other Software/Services 7% 6% Operating Systems 5% 3% Total Middleware (4%) (6%) Other Middleware 8% 7% Key Branded Middleware 1% Flat Rational 1% Flat Lotus @CC Yr/Yr Software 11% 9% Tivoli 7% 5% Information Management 16% 14% WebSphere Family

22 Global Financing Portfolio 3Q10 2Q10 3Q09 Identified Loss Rate 1.6% 1.8% 1.7% Anticipated Loss Rate 0.3% 0.3% 0.6% Reserve Coverage 1.9% 2.1% 2.3% Client Days Delinquent Outstanding 3.2 3.7 3.1 Commercial A/R > 30 Days $35M $27M $34M 3Q10 – $22.5B Net External Receivables 26% 39% 18% 11% 4% 2% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 65% Non-Investment Grade 35%

4% 3% $24.3 Total IBM 8% 7% 4.7 General Business 3Q10 3% 3% $23.6 All Sectors 1% 1% 2.4 Communications 6% 5% 2.3 Distribution (2%) (3%) 2.5 Industrial 2% 2% 4.0 Public 5% 5% $7.1 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services

Cash Flow (FAS 95) ($2.3) (0.1) (10.6) 2.6 (11.8) (2.4) 0.9 (4.4) 1.4 (3.0) 0.0 (2.9) 12.8 2.3 (3.1) 0.5 3.6 $9.6 YTD 3Q10 ($3.2) 0.2 (13.5) 1.5 (4.4) (2.1) (8.5) (4.2) (1.9) (0.1) 0.4 (2.6) 14.3 3.8 (2.3) 0.4 3.7 $8.6 YTD 3Q09 ($2.1) 0.2 (5.2) 1.0 (0.9) (0.7) (4.5) (2.3) (1.4) 0.0 0.1 (1.0) 5.2 0.8 (0.2) 0.1 1.3 $3.2 QTD 3Q09 ($0.5) 0.2 (3.5) 0.8 (3.7) (0.8) 0.2 (1.8) 1.2 (2.0) 0.0 (1.0) 4.6 0.4 (0.8) 0.2 1.2 $3.6 QTD 3Q10 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Supplemental Information – Operating Earnings The company is including a view of the impact of certain acquisition- related charges and certain retirement-related elements on IBM's earnings results (Operating Earnings). The company believes that providing investors with a view of operating earnings will provide better transparency into the operational results of the business, improve visibility to management decisions and their impacts on operational performance, enable better comparison to peer companies, and allow the company to provide a long-term strategic view of the business going forward.

Supplemental Information – Operating Earnings - 2010 $2.85 $2.62 $2.00 EPS $3,628 $3,402 $2,638 Net Income $4,712 $4,584 $3,556 Pre-Tax Income Operating (Non-GAAP) $0.03 $0.01 $0.03 EPS $39 $17 $37 Net Income 5 7 ($4) Tax Impact*** 139 122 116 Acquisition-Related Charges** (104) (113) (76) Non-Operating Pension* $35 $9 $41 Pre-Tax Income Total Adjustments $2.82 $2.61 $1.97 EPS $3,589 $3,386 $2,601 Net Income $4,677 $4,575 $3,515 Pre-Tax Income As Reported 3Q10 2Q10 1Q10 $ in Millions, except EPS * Includes Retirement Related Interest Cost, Expected ROA, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ** Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs *** The tax impact on the Operating (Non-GAAP) Pre Tax Income will be calculated under the same accounting principles applied to the As Reported Pre Tax Income under ACS 740, which employs an annual effective tax rate concept to the results.

Supplemental Information – Operating Earnings – 3Q 2010 $2.85 ($0.05) $0.08 $2.82 Diluted Earnings Per Share 3,628 (66) 105 3,589 Net Income 4,712 (104) 139 4,677 Pre-Tax Income 1,495 31 0 1,464 RD&E 5,094 20 (76) 5,149 SG&A $11,013 ($53) $65 $11,001 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected ROA, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance

Supplemental Information – Segment Performance – 3Q 2010 $11,011 $282 $1,590 $4,468 $1,322 $3,349 External Gross Profit ($104) ($1) ($33) ($36) ($13) ($22) Retirement-Related Charges 139 0 0 129 5 5 Acquisition-Related Charges Operating (Non-GAAP) Non-Operating Adjustments to Pre-Tax Income 6.5% $295 36.4% $1,575 0 ($16) 7.2% $327 36.8% Systems & Tech $4,933 $503 $1,885 $695 $1,524 Pre-Tax Income 19.1% 52.2% 33.6% 14.4% 15.3% Pre-Tax Income Margin $4,968 $502 $1,978 $687 $1,506 Pre-Tax Income 45.8% 53.3% 87.9% 28.6% 35.1% External Gross Profit Margin $11,023 $282 $4,526 $1,309 $3,331 External Gross Profit 65 0 63 0 2 Acquisition-Related Charges ($52) $0 ($4) ($13) ($20) Retirement-Related Charges Non-Operating Adjustments to Gross Profit 19.0% 52.3% 32.1% 14.6% 15.5% Pre-Tax Income Margin 45.7% 53.3% 86.7% 28.9% 35.3% External Gross Profit Margin As Reported Total Segments Global Financing Software GBS GTS $ in Millions, except EPS

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior year's currency conversion rate. This consistent approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. PLM Sale Management presents certain financial results excluding the effects of the PLM sale. In March 2010, the company completed the sale of its activities associated with the sales and support of Dassault Systemes’ (Dassault) product lifecycle management (PLM) software, including customer contracts and related assets to Dassault. Given this sale, management believes that presenting financial information regarding revenue and software segment revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors.

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth Rates 7 pts 7 pts Systems & Technology 4 pts 3 pts Global Financing 2 pts 1 pts Total Revenue 1 pts Flat Americas 2 pts (1 pts) EMEA 4 pts 5 pts Asia 1 pts 1 pts OEM 1 pts Flat Major Markets 4 pts 2 pts Growth Markets 9 pts 7 pts BRIC Flat (2 pts) Software, excluding PLM Sale Flat (1 pts) Software 3 pts 2 pts Global Business Services 1 pts (1 pts) Global Technology Services @CC As Rptd 3Q10 Yr/Yr vs. 2Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2010 Financial Highlights,” “Revenue by Segment” and “Revenue by Geography” discussion regarding segment revenue growth in the company’s earnings presentation. The above reconciles the sequential change from 2Q10 to 3Q10. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Geography Revenue Growth @CC As Rptd 14% Flat 15% 56% 15% 36% 19% 9% 20% 57% 20% 37% Asia Pacific, other than Japan Japan Brazil Russia India China 3Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain geographies/countries in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth @CC As Rptd 13% 25% <30% 21% 2% 5% 7% >40% 17% 26% 29% 26% 2% 4% 5% 43% Growth Markets 20 Growth Markets - Systems & Technology Growth Markets – Servers Banking, Energy & Utilities, Healthcare, Transportation & Rail and Natural Resources Industries Global Services Software - Relational Database (IM) Software – Distributed Database (IM) Systems & Technology – BRIC 3Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Growth Markets,” “Services Segment,” “Software Segment” and “Systems and Technology Segment” discussion regarding revenue growth in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures.

Reconciliation of Debt-to-Capital Ratio 14% 58% 3Q09 16% 53% FY09 3Q10 22% 55% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-Global Financing debt to capital ratio in the company’s earnings presentation. See Slide 29 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

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